UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2013

WESTERN REFINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32721	20-3472415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 West Mills Avenue, Suite 200

El Paso, Texas 79901

(Address of principal executive office) (Zip Code)

(915) 534-1400

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosures.

On October 10, 2013, Western Refining Logistics, LP (the “Partnership”), a wholly-owned subsidiary of Western Refining, Inc. (the “Company”), issued a press release announcing that the Partnership has priced an initial public offering of 13,750,000 common units representing limited partner interests in WNRL, at $22.00 per unit, pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (“SEC”). The common units are expected to begin trading on the New York Stock Exchange (“NYSE”) on October 10, 2013, under the ticker symbol “WNRL.” WNRL has granted the underwriters a 30-day option to purchase from WNRL up to an additional 2,062,500 common units, at the initial public offering price. The offering is expected to close on or about October 16, 2013, subject to customary closing conditions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Registration Statement is publicly available on the SEC’s website at www.sec.gov.

The information contained in this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated October 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN REFINING, INC.

By:	/s/ Gary R. Dalke

	Name:	Gary R. Dalke
	Title:	Chief Financial Officer

Dated: October 10, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 10, 2013.